Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2014 Stock Incentive Plan, 2021 Incentive Award Plan and 2021 Employee Stock Purchase Plan of Talkspace, Inc. of our report dated March 18, 2021, with respect to the consolidated financial statements of Groop Internet Platform Inc. included in Talkspace, Inc.’s Amendment No. 5 to Form S-4 No. 333-252638, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer

A member of EY Global

Tel-Aviv

August 30, 2021